UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2025

Coinbase Global, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40289	46-4707224
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Madison Avenue
Suite 2400
New York, NY	10010
(Address of principal executive offices)	(Zip Code)
Not Applicable(1)
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.00001 par value	COIN	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
(1) We are a remote-first company. Accordingly, we do not maintain a headquarters. We are including this address solely for the purpose of satisfying the Securities and Exchange Commission’s request. Stockholder communications may also be sent to the email address: secretary@coinbase.com.

Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 18, 2025, Coinbase Global, Inc. (the “Company”) held its 2025 annual meeting of stockholders (the “Annual Meeting”). The Company’s stockholders voted on three proposals at the Annual Meeting, each of which is described below as well as more fully in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 25, 2025 (the “Proxy Statement”). Holders of the Company’s Class A common stock were entitled to one vote for each share held as of the close of business on April 21, 2025 (the “Record Date”), and holders of the Company’s Class B common stock were entitled to twenty votes for each share held as of the close of business on the Record Date. The Class A common stock and Class B common stock voted as a single class on all matters at the Annual Meeting.

At the Annual Meeting, the Company’s stockholders voted on the following proposals:

1.To elect Brian Armstrong, Marc L. Andreessen, Paul Clement, Christa Davies, Frederick Ernest Ehrsam III, Kelly A. Kramer, Chris Lehane, Tobias Lütke, Gokul Rajaram, and Fred Wilson to serve until the Company’s 2026 annual meeting of stockholders and until such director’s successor is duly elected and qualified.
2.To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.
3.To approve, on a non-binding advisory basis, the compensation paid by the Company to its named executive officers as disclosed in the Proxy Statement.

The final voting results for each of these proposals are as follows:

Proposal 1: Election of Directors.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Brian Armstrong	930,421,840	18,100,643	47,079,294
Marc L. Andreessen	891,403,095	57,119,388	47,079,294
Paul Clement	947,820,619	701,864	47,079,294
Christa Davies	947,947,717	574,766	47,079,294
Frederick Ernest Ehrsam III	891,077,142	57,445,341	47,079,294
Kelly A. Kramer	944,294,176	4,228,307	47,079,294
Chris Lehane	947,525,265	997,218	47,079,294
Tobias Lütke	947,194,927	1,327,556	47,079,294
Gokul Rajaram	912,821,562	35,700,921	47,079,294
Fred Wilson	938,447,742	10,074,741	47,079,294

Each of the ten nominees for director was elected to serve until the Company’s 2026 annual meeting of stockholders and until his or her successor has been duly elected and qualified.

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstentions	Broker Non-Votes
994,621,717	772,665	207,395	—

The Company’s stockholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2025.

Proposal 3: Advisory Vote on the Compensation of the Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
926,035,361	22,171,778	315,344	47,079,294

The Company’s stockholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COINBASE GLOBAL, INC.

Date: June 25, 2025	By:	/s/ Alesia J. Haas
Alesia J. Haas
Chief Financial Officer